CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
            --------------------------------------------------------

Board  of  Directors
Gump  &  Company,  Inc.
Shell  Beach,  California

As the independent certified public accountant I consent to the use of my report, dated May 11, 2001, of the financial statements of Gump & Company, Inc. as of April 30, 2001 and for the years ended October 31, 2000, 1999 and 1998, and to the reference of my firm under the caption "Experts", to be included in or made part of this form SB-2 registration statement.


GERALD  R.  PERLSTEIN,  CPA
Los  Angeles,  California
June  5,  2001


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